Exhibit 23.2
                                                                    ------------



        Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2006, except as to Note 10 to the consolidated financial statements as to which the date is April 27, 2007 relating to the consolidated financial statements of International Wire Group, Inc. and its subsidiaries (Predecessor) for the period from January 1 through October 19, 2004, and our report dated April 11, 2006, except for the restatement described in Note 1A to the consolidated financial statements appearing under Item 8 of International Wire Group, Inc.'s 2005 Annual Report on From 10-K/A, as of which the date is April 27, 2007, and except as to Note 10 to the consolidated financial statements as to which the date is April 27, 2007, relating to the consolidated financial statements of International Wire Group, Inc. and its subsidiaries (Successor) at December 31, 2005 and for the year ended December 31, 2005 and for the period from October 20 through December 31, 2004, which appear in International Wire Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006.


/s/  PricewaterhouseCoopers LLP

Syracuse, New York
May 18, 2007